Exhibit 10.7. Amended and Restated Promissory Note issued by the Company in favor of Fleet National Bank

                      AMENDED AND RESTATED PROMISSORY NOTE



$5,000,000.00                                              Boston, Massachusetts
                                                               November 13, 1997

        FOR VALUE RECEIVED, the undersigned Zoom Telephonics, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars or such portion thereof as may have been advanced by the Bank or may hereafter be advanced by the Bank pursuant to ss.1.1 of that certain letter agreement dated January 17, 1997 between the Borrower and the Bank, as amended (as so amended, the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

        Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate or in the Rate Increment is effective. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means the variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

        All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under ss.5.2 of the Letter Agreement or (ii) September 30, 1998. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty. Under certain circumstances set forth in the Letter Agreement, prepayments of Principal may be required.

        Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at 75 State Street, Boston, Massachusetts 02109, or at such other address as the Bank may from time to time designate.

        The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall, in the absence of manifest error, constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

        The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

        This note is the Revolving Note referred to in the Letter Agreement. This note amends and restates in its entirety that certain promissory note dated January 17, 1997 in the face principal amount of $10,000,00 made by the Borrower and payable to the order of the Bank. This note is secured by, and is entitled to the benefits of, the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

        THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE THE REVOLVING LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.


        Executed, as an instrument under seal, as of the day and year first above written.


CORPORATE SEAL                              ZOOM TELEPHONICS, INC.


ATTEST:

By:         /s/ Peter Kramer
Title: Secretary
                                                   By:  /s/ Robert A. Crist
                                                      Name: Robert A. Crist
                                                      Title: V.P. Finance & CFO




By:         /s/ Frank Manning
Name: Frank Manning
Title: President & CEO